Exhibit 99.1

For Immediate Release:

Media Contact:	Investor Contact:
Marty McGreevy	Samir Khanal
Senior Vice President and Chief Marketing Officer	Senior Director of Investor Relations
216.755.5500	216.755.5500
mmcgreevy@ddr.com	skhanal@ddr.com

DDR REPORTS A 12.5% INCREASE IN OPERATING FFO PER DILUTED SHARE

TO $0.27 FOR THE QUARTER ENDED SEPTEMBER 30, 2012

BEACHWOOD, OHIO, November 1, 2012 – DDR Corp. (NYSE: DDR) today announced operating results for the third quarter ended September 30, 2012.

SIGNIFICANT THIRD QUARTER ACTIVITY

•	Generated Operating FFO of $0.27 per diluted share, an increase of 12.5% compared to third quarter of 2011

•	Executed 516 new leases and renewals for 2.9 million square feet

•	Increased the portfolio leased rate by 30 basis points to 94.0% at September 30, 2012 from 93.7% at June 30, 2012 and by 60 basis points from 93.4% at September 30, 2011

•	Generated positive leasing spreads, with new leases up 9.8% at 100% ownership and 10.0% on a pro rata basis, and renewals up 6.5% at 100% ownership and 5.5% on a pro rata basis; blended spreads were up 7.0% at 100% ownership and 6.0% on a pro rata basis

•	Generated same store net operating income growth of 4.1% at 100% ownership and 3.7% on a pro rata basis

•	Acquired $251 million of prime assets on a pro rata basis

•	Issued 7.9 million common shares for gross proceeds of $120 million to fund the acquisitions of the prime assets

•	Completed the disposition of $12 million of non-prime assets, of which DDR’s pro rata share of the proceeds was $7 million

•	Issued $200 million of 6.50% preferred shares, most of the net proceeds, of which were used to redeem the outstanding $170 million of 7.50% preferred shares

“We are very pleased with our operational performance and expect the growth drivers, within our control, to support positive trends and continued momentum,” commented DDR’s president and chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s third quarter Operating Funds From Operations applicable to common shareholders (“Operating FFO”) increased to $82.9 million, or $0.27 per diluted share, which compares to $67.4 million, or $0.24 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the three-month period ended September 30, 2012, as compared to the same period in 2011, is primarily due to organic growth, shopping center acquisitions and lease termination fees partially offset by asset dispositions.

Funds From Operations applicable to common shareholders (“FFO”) for the three-month period ended September 30, 2012, increased to $112.7 million, or $0.37 per diluted share, which compares to $34.7 million, or $0.12 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended September 30, 2012, as compared to the same period in 2011, is primarily due to the gain on change in control of interests related to the Company’s acquisition of assets from unconsolidated joint ventures partially offset by the write-off of the original issuance costs from the redemption of the Company’s 7.50% Class I cumulative redeemable preferred shares (“Class I Preferred Shares”) as well as the same factors impacting Operating FFO.

Operating FFO for the nine-month period ended September 30, 2012 increased to $221.3 million, or $0.76 per diluted share, which compares to $195.0 million, or $0.71 per diluted share, for the prior-year comparable period. The increase in Operating FFO for the nine-month period ended September 30, 2012, as compared to the same period in 2011, is primarily due to the same factors impacting Operating FFO for the three-month period.

FFO for the nine-month period ended September 30, 2012 increased to $250.5 million, or $0.86 per diluted share, which compares to $180.2 million, or $0.58 per diluted share, for the prior-year comparable period. The increase in FFO for the nine-month period ended September 30, 2012, as compared to the same period in 2011, is primarily due to the same factors impacting FFO for the three-month period partially offset by the loss on debt extinguishment related to the Company’s repurchase of a portion of its 9.625% unsecured senior notes in 2012 and the effect of the valuation adjustment associated with the warrants that were exercised in full for cash in the first quarter of 2011.

Net income applicable to common shareholders for the three-month period ended September 30, 2012, was $13.3 million, or $0.04 per diluted share, which compares to net loss of $50.0 million, or $0.18 per diluted share, for the prior-year comparable period. Net loss applicable to common shareholders for the nine-month period ended September 30, 2012, was $53.2 million, or $0.19 per diluted share, which compares to net loss of $52.1 million, or $0.28 per diluted share, for the prior-year comparable period. The increase in net income applicable to common shareholders for the three-month period ended September 30, 2012, as compared to the same period in 2011, is primarily due to the same factors impacting FFO as well as a decrease in impairment charges.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended September 30, 2012, highlight continued strong leasing activity throughout the portfolio:

•	Executed 230 new leases aggregating 1.2 million square feet and 286 renewals aggregating approximately 1.7 million square feet

•	The portfolio leased rate was 94.0% at September 30, 2012, as compared to 93.7% at June 30, 2012 and 93.4% at September 30, 2011

•	On a cash basis, rental rates for new leases increased by 9.8% at 100% ownership and 10.0% on a pro rata basis, and renewals by 6.5% at 100% ownership and 5.5% on a pro rata basis; overall, blended spreads were up 7.0% at 100% ownership and 6.0% on a pro rata basis

•	Same store net operating income (“NOI”) increased by 4.1% at 100% ownership for the three-month period ended September 30, 2012 as compared to the prior-year comparable period and 3.7% on a pro rata basis

•	Total portfolio average annualized base rent per occupied square foot as of September 30, 2012 was $13.79, as compared to $13.76 at September 30, 2011

ACQUISITIONS & FINANCINGS

In the third quarter of 2012, the Company acquired its unconsolidated joint venture partners’ ownership interests in two prime power centers, Ahwatukee Foothills in Phoenix, Arizona and Independence Commons, in Kansas City, Missouri, for an aggregate purchase price of $118 million.

Ahwatukee Foothills Towne Center in Phoenix, Arizona, is a 682,000 square foot prime power center that is 95% leased and includes anchor tenants such as Ross Dress for Less, Petco, Jo-Ann Fabric and Craft Stores, Babies “R” Us, AMC Theatres and Old Navy. DDR recently executed a lease with Sprouts Farmers Market to occupy 27,000 square feet, and is currently finalizing negotiations with a national junior anchor for the majority of the remaining vacant space. These tenants are replacing a 60,000 square foot Roomstore, which was relocated within the center and downsized to 42,000 square feet.

Independence Commons in Kansas City, Missouri is a 403,000 square foot prime power center that is 97% leased and anchored by Kohl’s, Ross Dress for Less, Marshalls, Best Buy and AMC Theatres, and is located across the street from Independence Center, an 870,000 square foot high quality regional mall anchored by Dillard’s, Macy’s and Sears.

The Company funded its $118 million investment in these two centers with proceeds from the issuance of 4.7 million common shares in August at an average price of $14.77 per share and 3.2 million common shares in September at an average price of $15.70 per share through its at-the-market common equity program. At closing, approximately $139 million of mortgage debt was repaid and the centers are part of the Company’s large unencumbered pool. The Company recorded an aggregate gain of $40.6 million during the third quarter in connection with the step-up of its investment basis to fair value due to the change in control that occurred for the joint venture interests acquired.

Also during the third quarter, the Company acquired Tucson Spectrum, a one million square foot prime power center located in Tucson, Arizona that is 95% leased, for $125 million. The shopping center is anchored by Target, Home Depot, Ross Dress for Less, Marshalls, PetSmart, Sports Authority, and Bed Bath & Beyond. The Company assumed a $24.4 million mortgage loan collateralized by Phase I of the project that matures in 2014 and bears interest at a fixed rate of 5.6% per year. The Company also repaid at closing, a $58.4 million mortgage loan collateralized by Phase II of the project, and that portion of the shopping center is unencumbered. This acquisition was funded by proceeds from the disposition of non-prime assets year to date.

In August 2012, the Company issued $200 million of its newly designated 6.50% Class J cumulative redeemable preferred shares at a price of $25.00 per depositary share. In addition, in August 2012, the Company redeemed all of its outstanding shares of its Class I Preferred Shares at a redemption price of $25.1875 per Class I depositary share (the sum of $25.00 per share and dividends per share of $0.1875 prorated to the redemption date). The Company recorded a charge of $5.8 million to net income available to common shareholders in the third quarter of 2012 related to the write-off of the Class I Preferred Shares’ original issuance costs.

DISPOSITIONS

The Company sold three consolidated operating shopping centers, aggregating approximately 0.3 million square feet, in the third quarter of 2012, generating gross proceeds of approximately $5.1 million. In addition, the Company and its unconsolidated joint ventures sold $7.0 million of non-income producing assets of which the Company’s share was $2.4 million. The Company recorded an aggregate net gain of approximately $0.1 million related to asset sales in the third quarter of 2012.

2012 GUIDANCE

There has been no change in Operating FFO per share guidance since the last update provided on May 1, 2012. The Company continues to estimate Operating FFO for 2012 between $1.00 and $1.04 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition as affirmed by NAREIT on October 31, 2011. Other real estate companies may calculate FFO and Operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended September 30, 2012. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2011, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR

DDR is an owner and manager of 459 value-oriented shopping centers representing 116 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, November 2, 2012, at 10:00 a.m. Eastern Daylight Time. To participate, please dial 800.706.7745 (domestic), or 617.614.3472 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 92747009. Access to the live call and replay will also be available through the Company’s website. The replay will be available through November 9, 2012.

DDR Corp.

Financial Highlights

(In Thousands)

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Revenues:
Minimum rents (A)	$138,973	$124,491	$402,476	$373,452
Percentage and overage rents (A)	360	1,042	2,471	3,530
Recoveries from tenants	43,170	40,566	128,142	125,726
Ancillary and other property income	6,947	7,235	19,764	20,839
Management, development and other fee income	10,152	11,210	33,127	34,852
Other (B)	5,381	2,547	6,095	4,717

	204,983	187,091	592,075	563,116

Expenses:
Operating and maintenance	32,389	32,051	96,765	100,278
Real estate taxes	25,795	25,039	76,525	74,938
Impairment charges (C)	8,258	46,168	90,161	50,835
General and administrative	18,547	17,954	56,691	65,310
Depreciation and amortization	61,276	53,511	184,176	158,513

	146,265	174,723	504,318	449,874

Other income (expense):
Interest income	5,661	2,460	9,829	7,679
Interest expense (D)	(55,245)	(55,921)	(165,768)	(168,471)
Loss on debt retirement, net (E)	—	(134)	(13,495)	(134)
Gain on equity derivative instruments	—	—	—	21,926
Other income (expense), net (F)	(1,884)	181	(7,143)	(4,825)

	(51,468)	(53,414)	(176,577)	(143,825)

Income (loss) before earnings from equity method investments and other items	7,250	(41,046)	(88,820)	(30,583)
Equity in net income (loss) of joint ventures (G)	5,486	(2,590)	16,966	15,951
Impairment of joint venture investments (C)	(26,111)	—	(26,671)	(1,671)
Gain on change in control of interests (H)	40,645	—	79,993	22,710
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(264)	(291)	(812)	(1,008)

Income (loss) from continuing operations	27,006	(43,927)	(19,344)	5,399
Loss from discontinued operations (I)	(401)	(9,766)	(12,211)	(38,431)

Income (loss) before gain on disposition of real estate	26,605	(53,693)	(31,555)	(33,032)
Gain on disposition of real estate, net of tax	261	7,011	6,161	8,460

Net income (loss)	26,866	(46,682)	(25,394)	(24,572)
(Loss) income attributable to non-controlling interests	(128)	3,693	(424)	3,512

Net income (loss) attributable to DDR	$26,738	$(42,989)	(25,818)	(21,060)

Write-off of preferred share original issuance costs (J)	(5,804)	—	(5,804)	(6,402)
Preferred dividends	(7,681)	(6,967)	(21,616)	(24,620)

Net income (loss) applicable to common shareholders	$13,253	$(49,956)	$(53,238)	$(52,082)

Funds From Operations (“FFO”):
Net income (loss) applicable to common shareholders	$13,253	$(49,956)	$(53,238)	$(52,082)
Depreciation and amortization of real estate investments	59,102	54,474	179,246	163,197
Equity in net (income) loss of joint ventures (G)	(5,486)	2,590	(16,966)	(15,951)
Impairment of depreciable joint venture investments	26,111	—	26,671	35
Joint ventures’ FFO (G)	13,843	13,842	40,461	43,370
Non-controlling interests (OP Units)	48	24	144	56
Impairment of depreciable real estate assets, net of non-controlling interests	5,698	11,407	77,752	33,646
Loss (gain) on disposition of depreciable real estate, net	153	2,302	(3,527)	7,924

FFO applicable to common shareholders	112,722	34,683	250,543	180,195

Non-operating items, net (K)	(29,819)	32,718	(29,222)	14,817

Operating FFO	$82,903	$67,401	$221,321	$195,012

Earnings per share – Diluted (L)	$0.04	$(0.18)	$(0.19)	$(0.28)

Funds From Operations – Diluted (L)	$0.37	$0.12	$0.86	$0.58

Operating Funds From Operations – Diluted (L)	$0.27	$0.24	$0.76	$0.71

DDR Corp.

Financial Highlights

(In Thousands)

Selected Balance Sheet Data	September 30, 2012	December 31, 2011
Assets:
Real estate and rental property:
Land	$1,895,867	$1,844,125
Buildings	5,663,951	5,461,122
Fixtures and tenant improvements	442,217	379,965

	8,002,035	7,685,212
Less: Accumulated depreciation	(1,628,627)	(1,550,066)

	6,373,408	6,135,146
Land held for development and construction in progress	588,259	581,627
Real estate held for sale, net	—	2,290

Real estate, net	6,961,667	6,719,063

Investments in and advances to joint ventures	586,027	353,907
Cash	20,227	41,206
Restricted cash	26,460	30,983
Notes receivable, net	63,113	93,905
Receivables, including straight-line rent, net	114,029	117,463
Other assets, net	178,085	112,898

	$7,949,608	$7,469,425

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$209,765	$142,421
Unsecured debt	1,980,430	2,139,718
Unsecured term loan	250,000	—
Mortgage and other secured debt	1,867,493	1,822,445

	4,307,688	4,104,584
Dividends payable	43,238	29,128
Other liabilities	262,726	257,821

Total liabilities	4,613,652	4,391,533

Preferred shares	405,000	375,000
Common shares	30,974	27,711
Paid-in-capital	4,553,325	4,138,812
Accumulated distributions in excess of net income	(1,650,608)	(1,493,353)
Deferred compensation obligation	14,094	13,934
Accumulated other comprehensive income	(28,343)	(1,403)
Less: Common shares in treasury at cost	(13,000)	(15,017)
Non-controlling interests	24,514	32,208

Total equity	3,335,956	3,077,892

	$7,949,608	$7,469,425

DDR Corp.

Financial Highlights

(A)	The increase in base and percentage rental revenues for the nine-month period ended September 30, 2012, is as follows (in millions):

Increase (Decrease)
Acquisition of shopping centers	$21.7
Comparable portfolio properties	4.5
Development or redevelopment properties	(1.4)

$24.8

Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Nine-Month Periods Ended September 30,
	2012	2011
Straight-line rents	$2.9	$0.2

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Lease termination fees	$5.3	$2.5	$5.8	$3.9
Financing fees	—	—	—	0.3
Other miscellaneous	0.1	—	0.3	0.5

	$5.4	$2.5	$6.1	$4.7

(C)	The Company recorded impairment charges on the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Land held for development	$1.6	$40.2	$8.0	$40.2
Undeveloped land	1.0	2.0	20.1	5.9
Assets marketed for sale	3.1	3.9	59.4	4.8
Other shopping center assets	2.6	—	2.6	—

Total continuing operations	8.3	46.1	90.1	50.9

Sold assets or assets held for sale	—	7.5	15.7	28.9

Total discontinued operations	—	7.5	15.7	28.9

Joint venture investments	26.1	—	26.7	1.6

Total impairment charges	$34.4	$53.6	$132.5	$81.4

DDR Corp.

Financial Highlights

(D)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Non-cash interest expense related to amortization of the debt discount	$2.6	$3.8	$8.3	$11.5
Non-cash adjustment to loss on repurchase	—	0.1	—	0.1

(E)	For the nine months ended September 30, 2012, the Company repurchased $60.0 million aggregate principal amount of its 9.625% unsecured senior notes at a premium to par value.

(F)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Litigation-related expenses	$(2.0)	$—	$(3.5)	$(2.0)
Loss on sale of mezzanine note receivable	—	—	—	(5.0)
Debt extinguishment costs, net	—	0.5	(0.6)	0.3
Settlement of lease liability obligation	—	—	—	2.6
Transaction and other income (expenses)	0.1	(0.3)	(3.0)	(0.7)

	$(1.9)	$0.2	$(7.1)	$(4.8)

(G)	At September 30, 2012 and 2011, the Company had investments in joint ventures, excluding consolidated joint ventures, in 210 and 184 shopping center properties, respectively.

(H)	In the third quarter of 2012, the Company acquired its partners’ interests in three shopping centers. The Company accounted for these transactions as step acquisitions. Due to the change in control that occurred, the Company recorded an aggregate gain associated with the acquisitions related to the difference between the Company’s carrying value and fair value of the previously held equity interest.

DDR Corp.

Financial Highlights

(I)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Revenues from operations	$0.1	$10.9	$6.2	$37.8

Operating expenses	0.3	3.5	2.7	14.6
Impairment charges	—	7.5	15.7	28.9
Interest, net	—	2.7	1.4	10.4
Depreciation and amortization	—	3.2	1.7	11.5

Total expenses	0.3	16.9	21.5	65.4

Loss before disposition of real estate	(0.2)	(6.0)	(15.3)	(27.6)
Gain on deconsolidation of interests	—	4.7	—	4.7
(Loss) gain on disposition of real estate, net	(0.2)	(8.5)	3.1	(15.5)

Net loss	$(0.4)	$(9.8)	$(12.2)	$(38.4)

(J)	In August 2012, the Company redeemed all of its Class I Preferred Shares. The Company recorded a non-cash charge of $5.8 million to net income available to common shareholders in the third quarter of 2012 related to the write-off of the original issuance costs.

DDR Corp.

Financial Highlights

(K)	The gains and charges excluded from Operating FFO for the three- and nine-month periods ended September 30, 2012 and 2011, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Non-cash impairment charges – non-depreciable consolidated assets	$2.6	$42.2	$28.1	$46.1
Loss on debt retirement, net	—	0.1	13.5	0.1
Other expense (income), net – litigation costs, debt extinguishment costs, lease liability settlement gain, transaction and other expenses	1.9	(0.2)	7.1	4.8
Equity in net (loss) income of joint ventures – currency adjustments, transaction and other expenses	(0.3)	0.1	0.8	(0.8)
Non-cash impairment of joint venture investments on non-depreciable assets	—	—	—	1.6
Non-cash gain on disposition of non-depreciable real estate (land), net	(0.2)	(0.4)	(5.8)	(0.4)
Executive separation charges	1.0	0.3	1.0	11.0
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	—	—	(21.9)
Non-cash gain on change in control of interests	(40.6)	—	(80.0)	(22.7)
Non-cash gain on deconsolidation of interests, loss on sales and loss on debt extinguishment – discontinued operations	—	(5.6)	0.3	(5.6)
Non-controlling interest – portion of impairment charges allocated to outside partners	—	(3.8)	—	(3.8)
Non-cash write off of preferred share original issuance costs	5.8	—	5.8	6.4

Total adjustments from FFO to Operating FFO	$(29.8)	$32.7	$(29.2)	$14.8

DDR Corp.

Financial Highlights

(L)	The Company’s per share information is as follows:

	At September 30,
	2012	2011
Common shares outstanding	309.7	277.0
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Earnings per common share:
Basic	$0.04	$(0.18)	$(0.19)	$(0.20)

Diluted	$0.04	$(0.18)	$(0.19)	$(0.28)

Basic – average shares outstanding	302.2	274.6	286.0	268.3

Diluted – average shares outstanding	302.9	274.6	286.0	269.9

Dividends Declared:	$0.12	$0.06	$0.36	$0.14

FFO per share:
Basic	$0.37	$0.13	$0.87	$0.67

Diluted	$0.37	$0.12	$0.86	$0.58

Weighted average common shares outstanding	304.5	276.8	288.2	270.4

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	304.9	277.2	288.6	270.8

Assumed conversion of dilutive securities	0 .7	0.5	1.6	2.2

FFO Weighted average common shares and OP Units – Diluted	305.6	277.7	290.2	273.0

Operating FFO:
Diluted	$0.27	$0.24	$0.76	$0.71

Operating FFO Weighted average common shares and OP Units – Diluted	305.6	277.7	290.2	273.0

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed income statements

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Revenues:
Minimum rents (A)	$140,476	$120,213	$380,535	$358,818
Percentage and overage rents	819	595	1,615	1,897
Recoveries from tenants	34,309	26,595	86,140	83,218
Other	18,293	22,888	61,766	62,096

	193,897	170,291	530,056	506,029
Expenses:
Operating and maintenance	46,248	39,881	135,440	118,120
Real estate taxes	22,668	17,636	57,005	53,497
Impairment charges (B)	840	—	5,745	—

	69,756	57,517	198,190	171,617

Net operating income	124,141	112,774	331,866	334,412
Depreciation and amortization of real estate investments	67,927	42,894	153,324	133,482
Interest expense	63,498	55,408	181,877	166,983

(Loss) income before other items	(7,284)	14,472	(3,335)	33,947
Income tax expense	(6,628)	(9,434)	(18,897)	(26,963)

(Loss) income from continuing operations	(13,912)	5,038	(22,232)	6,984
Discontinued operations:
Loss from operations (B)	(38,026)	(62,323)	(41,385)	(62,703)
Gain on debt forgiveness	—	—	—	2,976
Gain (loss) on disposition, net	1,183	(593)	1,290	21,300

Loss before gain on disposition of assets	(50,755)	(57,878)	(62,327)	(31,443)
Gain on disposition of assets, net	1,128	—	14,230	—

Net loss	$(49,627)	$(57,878)	$(48,097)	$(31,443)
Non-controlling interests	(6,155)	(6,570)	(19,689)	(11,564)

Net loss attributable to unconsolidated joint ventures	$(55,782)	$(64,448)	$(67,786)	$(43,007)

Net (loss) income at DDR’s ownership interests (C)	$(1,613)	$(6,199)	$11,739	$14,240

FFO at DDR’s ownership interests (D)	$13,843	$13,842	$40,461	$43,370

Operating FFO at DDR’s ownership interests (D)	$13,579	$13,897	$41,238	$42,610

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed balance sheets

	September 30, 2012	December 31, 2011
Land	$1,615,488	$1,400,469
Buildings	4,982,172	4,334,097
Fixtures and tenant improvements	241,082	189,940

	6,838,742	5,924,506
Less: Accumulated depreciation	(840,700)	(808,352)

	5,998,042	5,116,154
Land held for development and construction in progress (E)	223,456	239,036

Real estate, net	6,221,498	5,355,190
Cash and restricted cash	414,619	308,008
Receivables, including straight-line rent, net	108,298	108,038
Other assets, net	447,490	177,251

	$7,191,905	$5,948,487

Mortgage debt (F)	$4,376,380	$3,742,241
Notes and accrued interest payable to DDR	143,660	100,470
Other liabilities	311,040	214,370

	4,831,080	4,057,081
Redeemable preferred equity	150,000	—
Accumulated equity	2,210,825	1,891,406

	$7,191,905	$5,948,487

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Straight-line rents	$1.7	$1.0	$3.7	$3.6
DDR’s proportionate share	0.3	0.2	0.7	0.9

(B)	For the three- and nine-month periods ended September 30, 2012, impairment charges were recorded primarily on assets that are in the process of being marketed for sale of which the Company’s proportionate share was not material.

(C)	Adjustments to the Company’s share of joint venture equity in net income primarily is related to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Net income	$7.1	$3.6	$5.2	$1.7

(D) FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2012	2011	2012	2011
Net loss attributable to unconsolidated joint ventures	$(55.8)	$(64.4)	$(67.8)	$(43.0)
Depreciation and amortization of real estate investments	68.3	45.4	157.7	138.5
Impairment of depreciable real estate assets	39.4	63.0	47.6	63.0
(Gain) loss on sale of depreciable real estate	(1.2)	0.6	(14.4)	(21.3)

FFO	$50.7	$44.6	$123.1	$137.2

FFO at DDR ownership interests	$13.8	$13.8	$40.5	$43.4

Operating FFO at DDR’s ownership interests (1)	$13.6	$13.9	$41.2	$42.6

DDR joint venture distributions received, net (2)	$3.5	$11.3	$19.9	$57.0

(1)	Excluded from Operating FFO is the Company’s proportionate share of net charges related to foreign currency adjustments, transaction costs and gain on debt forgiveness as disclosed above in this press release.
(2)	Includes loan repayments in 2011 of $22.4 million from the Company’s unconsolidated joint venture which has assets located in Brazil.

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(E)	Land held for development and construction in progress consists of the following (in millions):

	September 30, 2012	December 31, 2011
Company’s proportionate share	$73.0	$75.9

(F)	Mortgage debt consists of the following (in millions):

	September 30, 2012	December 31, 2011
Company’s proportionate share	$726.5	$772.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	48.2	48.1